UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 7, 2017

BROWNIE’S MARINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	333-99393	90-0226181
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

3001 NW 25th Avenue, Suite 1, Pompano Beach, Florida	33069
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code)	(954) 462-5570

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	[ ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01	Other Events.

On August 7, 2017 Brownie’s Marine Group, Inc. entered into an Exclusive Distribution Agreement with Lenhardt & Wagner GmbH (“L&W”), a German-based company engaged in the development, manufacturing and sales of high pressure air and industrial gas compressor packages. Under the terms of the Exclusive Distribution Agreement, we were appointed the exclusive distributor of L&W’s complete product line in North America and South America, including the Caribbean (the “Territory”). Pursuant to an intercompany assignment, Brownie’s High Pressure Compressor Services, Inc., our newly-formed wholly-owned subsidiary (“BHP”), is party to the agreement. Through BHP we expect to conduct business and build the brand name “L&W Americas/LWA”, establishing sales, distribution and service centers for high pressure air and industrial gas systems in the dive, fire, CNG, military, scientific, recreational and aerospace industries. Our goal will be to build a network of jobbers, dealers, installers and high-pressure compressor distributors throughout the Territory by leveraging our know-how, brand awareness, complimentary products and creating sustainable distribution and core product OEM integration relationships.

Under the terms of the agreement, we were granted a non-exclusive, non-transferrable and irrevocable right to use certain of L&W’s trademarks in connection with the marketing, use, sale and service of the products in the Territory. We are obligated to actively promote the sales of the products in the Territory, with such promotional efforts to include, but not be limited to, advertising the products in appropriate trade publications within the Territory, participating in appropriate trade shows and directly soliciting orders from customers for the products. We are obligated to provide L&W with certain quarterly and annual reports and forecasts. We are free to establish our own pricing for the products, and are subject to certain annual minimum purchases.

The agreement is for an initial term of five years, and will automatically renew for one additional five year term unless terminated by either party upon one year written notice prior to the expiration of the then current term. Either party may terminate the agreement without cause upon one year prior written notice to the other party. In addition, L&W may terminate the agreement for cause upon 120 days prior notice to us, subject to certain cure periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWNIE’S MARINE GROUP, INC.

Date: August 9, 2017	By:	/s/ Robert Carmichael
Robert Carmichael, Chief Executive Officer